Exhibit 99
[Allegheny Energy Company Logo]
NEWS RELEASE

For Media, contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com

For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com
FOR IMMEDIATE RELEASE Allegheny Energy Reports Full Year 2002 Financial Results Completes Comprehensive Financial Review

Hagerstown, Md., September 25, 2003 - Allegheny Energy, Inc. (NYSE: AYE) today announced that it has completed its comprehensive financial review and has filed its 2002 Form 10-K.
Financial Results

     The Company reported a consolidated net loss of $632.7 million ($5.04 per share) for 2002, compared with net income of $417.8 million ($3.48 per share) for 2001. The Company's results of operations for 2002 were reduced by $130.5 million (net of income taxes), reflecting the cumulative effect of the accounting change associated with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." The results for 2001 were reduced by $31.1 million (net of income taxes), reflecting the cumulative effect of the accounting change associated with the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Before the cumulative effect of an accounting change, the consolidated loss for 2002 was $502.2 million ($4.00 per share), as compared with consolidated income before the cumulative effect of an accounting change of $448.9 million ($3.74 per share) for 2001.

     The decrease in 2002 earnings was primarily due to lower net revenues of $1,029.8 million in excess generation and trading, resulting primarily from weak wholesale energy markets and unrealized losses in 2002 versus unrealized gains in 2001 from energy trading activities. Certain other items which affected 2002 income included:

    Charges related to impairment of generation projects - $244.0 million ($149.2 million net of tax);
    Charges related to workforce reduction - $107.6 million ($64.8 million net of tax);
    Charges related to impairment of unregulated investments - $44.7 million ($26.5 million net of tax);
    An increase to loss from adjustments related to prior years' accounting errors - $29.5 million ($20.1 million net of tax);
    Loss on sale of business before effect of minority interest - $31.5 million ($18.8 million net of tax);
    Charges related to restructuring and related asset impairment - $28.9 million ($17.8 million net of tax); and
    Gains on Canaan Valley land sales - $22.4 million ($18.2 million net of tax).

     Since the Company and certain of its subsidiaries are not current with their financial reporting, they are not in compliance with certain reporting covenants in certain debt agreements. This non-compliance has resulted in the reclassification of approximately $3.7 billion of long-term debt to current debt on the Company's consolidated balance sheet for 2002. As a result, the Company has received a modified opinion from PricewaterhouseCoopers LLP, the Company's independent auditors, that indicates there is substantial doubt about the Company's ability to continue as a going concern. Since the Company expects to file its Form 10-Q quarterly financial reports for 2003 during the fourth quarter of this year, it would, therefore, expect at such time to be in compliance with its financial reporting covenants. At this time, the Company believes that its cash-on-hand and cash flows will be adequate to meet its payment obligations under debt agreements and to fund other working capital needs in 2003.

     Paul J. Evanson, Chairman, President, and Chief Executive Officer of Allegheny Energy, said, "While 2002 was a difficult year for the Company, we have already taken a number of actions to improve Allegheny's situation. We have made substantial management changes, completed key financing transactions, largely exited from Western energy markets, sold certain assets, undertaken restructuring and cost-cutting initiatives, and began improving internal controls. While this is meaningful progress, we still have major challenges ahead of us.

     "Our focus today is on returning to the fundamentals of our business," added Evanson. "Our top priorities are clear - strengthen liquidity, improve internal controls, establish an outstanding management team, reduce debt, and build on the strengths of our core energy supply and delivery businesses. We are working intensely on each of these areas."

Comprehensive Financial Review

     Since the third quarter of 2002, the Company has undertaken a comprehensive and extended review of its financial information and internal controls and procedures. This review included continuous efforts by the Company's management and directors and extensive involvement of its independent auditors, as well as other outside services firms. Based upon the results of this review and the performance of additional procedures, the Company and its auditors were able to complete the 2002 audit and, in that connection, determine that no restatement of prior years' earnings was necessary. Errors related to prior years that were identified as part of this review, aggregating approximately $20.1 million (net of income taxes), have been recorded as an increase to net loss in the first quarter of 2002.

     Allegheny Energy has implemented corrective actions to improve internal controls and to strengthen disclosure and reporting processes as further described in its 2002 Form 10-K. Allegheny Energy will continue to institute changes in its financial reporting policies and procedures and improve its internal controls structure.

Generation and Marketing Segment

     The Generation and Marketing segment reported a loss before the cumulative effect of an accounting change for 2002 of $586.3 million, as compared with income before the cumulative effect of an accounting change of $261.4 million for 2001. The decrease in 2002 earnings was primarily due to lower net revenues of $1,029.8 million in excess generation and trading, resulting primarily from weak wholesale energy markets and unrealized losses in 2002 versus unrealized gains in 2001 from energy trading activities. The Generation and Marketing segment also recorded asset impairment charges of $149.2 million (net of income taxes) for the impairment of generation projects during 2002. This segment also included a charge of $34.4 million (net of income taxes) for workforce reduction costs, as well as $17.4 million (net of income taxes) for restructuring charges and related asset impairment.

Delivery and Services Segment

     The Delivery and Services segment reported income before the cumulative effect of an accounting change for 2002 of $84.1 million, as compared with income before the cumulative effect of an accounting change of $187.5 million for 2001. The Delivery and Services segment recorded charges of $26.5 million (net of income taxes) for impairment writedowns of certain unregulated investments and $18.8 million (net of income taxes) for the loss on the sales of Fellon-McCord & Associates, Inc. and Alliance Energy Services, LLC. The segment also recorded a charge of $30.4 million (net of income taxes) for workforce reduction costs.

Analyst Conference Call

     Allegheny Energy will comment further on these results in an analyst conference call at 11:00 a.m. on September 26, 2003. Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com by clicking on an available audio link. The call will also be archived for replay purposes after the live broadcast. A news release on the earnings and supporting financial data will also be available on the Company's web site for review.

     Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

     Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. and its subsidiaries within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Allegheny Energy believes that its forward-looking statements are based on reasonable estimates and assumptions and currently available information, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Actual results have varied materially and unpredictably in the past. Such factors, either individually or in the aggregate, may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consent or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; changes in interest rates; the continuing effects of global instability, terrorism and war; changes in industry capacity, development, and other activities by Allegheny's competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electricity generation; changes in the underlying inputs and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulation applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; changes in business strategy, operations, or development plans; and other similar risks and uncertainties. Additional risks and uncertainties are identified and discussed in Allegheny Energy's reports and registration statements filed with the Securities and Exchange Commission.

-###-

ALLEGHENY ENERGY, INC.
Consolidated Statements of Operations
	Year ended December 31

(In thousands, except per share data)	2002	2001

Total operating revenues	$2,988,487	$3,425,123

Cost of revenues:
Fuel consumed for electric generation	591,548	560,399
Purchased energy and transmission	346,933	307,067
Natural gas purchases	660,264	217,142
Deferred energy costs, net	9,094	(11,441)
Other	93,416	43,598
Total cost of revenues	1,701,255	1,116,765
Net revenues	1,287,232	2,308,358

Other operating expenses:
Workforce reduction expenses	107,608	--
Operation expense	1,144,371	830,368
Depreciation and amortization	308,552	301,536
Taxes other than income taxes	225,841	216,353
Total other operating expenses	1,786,372	1,348,257
Operating (loss) income	(499,140)	960,101

Other income and expenses	(46,426)	17,069

Interest charges and preferred dividends:
Interest on debt	312,599	283,282
Allowance for borrowed funds used during construction and interest capitalized	(13,046)	(10,632)
Dividends on preferred stock of subsidiaries	5,037	5,037
Total interest charges and preferred dividends	304,590	277,687
Consolidated (loss) income before income taxes,
minority interest, and cumulative effect
of accounting change	(850,156)	699,483

Federal and state income tax (benefit) expense	(334,471)	248,223

Minority interest	(13,509)	2,338

Consolidated (loss) income before cumulative effect of accounting change	(502,176)	448,922
Cumulative effect of accounting change, net	(130,514)	(31,147)
Consolidated net (loss) income	$ (632,690)	$ 417,775
Basic common shares outstanding	125,657,979	120,104,328
Diluted common shares outstanding	125,657,979	120,542,151

Basic earnings per share:
Consolidated (loss) income before cumulative effect of accounting change	$ (4.00)	$ 3.74
Cumulative effect of accounting change, net	(1.04)	(.26)
Consolidated net (loss) income	$ (5.04)	$ 3.48

Diluted earnings per share:
Consolidated (loss) income before cumulative effect of accounting change	$ (4.00)	$ 3.73
Cumulative effect of accounting change, net	(1.04)	(.26)
Consolidated net (loss) income	$ (5.04)	$ 3.47

ALLEGHENY ENERGY, INC.
Consolidated Statements of Cash Flows
	Year ended December 31

(In thousands)	2002	2001
Cash flows from (used in) operations:
Consolidated net (loss) income	$ (632,690)	$ 417,775
Cumulative effect of accounting change, net	130,514	31,147
Consolidated (loss) income before cumulative effect of accounting change	(502,176)	448,922
Depreciation and amortization	308,552	301,536
Gain on Canaan Valley land sales	(22,387)	--
Loss on sale of businesses before effect of minority interest	31,450	--
Minority interest	(13,509)	2,338
Deferred investment credit and income taxes, net	(205,195)	278,785
Unrealized losses (gains) on commodity contracts, net	358,240	(608,260)
Workforce reduction expenses	97,658	--
Restructuring charges and related asset impairment	28,880	--
Impairment of unregulated investments	44,672	--
Impairment of generation projects	244,037	--
Other, net	12,579	(27,423)
Changes in certain assets and liabilities:
Accounts receivable, net	(68,305)	74,695
Materials and supplies	(1,353)	(41,842)
Accounts payable	86,510	(55,976)
Taxes accrued	(24,539)	6,172
Benefit plans' investments	54,769	(1,484)
Funds on deposit	(18,379)	--
Taxes receivable	(98,386)	(61,185)
Other, net	11,942	18,200
Net cash flows from operations	325,060	334,478

Cash flows from (used in) investing:
Construction expenditures and investments (less allowance for other than borrowed funds used during construction)	(403,142)	(463,250)
Unregulated investments	2,780	(21,168)
Acquisitions	--	(1,652,607)
Proceeds from sale of businesses and Canaan Valley land, net	22,337	--
Net cash flows (used in) investing	(378,025)	(2,137,025)

Cash flows from (used in) financing:
Issuance of debentures, notes and bonds	1,143,304	1,186,557
Retirement of debentures, notes, bonds, and QUIDS	(670,767)	(356,161)
Funds on deposit with trustees and restricted funds	--	--
Short-term debt, net	(106,762)	516,331
Proceeds from issuance of common stock	3,992	670,478
Cash dividends paid on common stock	(150,551)	(194,699)
Net cash flows from financing	219,216	1,822,506

Net change in cash and temporary cash investments	166,251	19,959
Cash and temporary cash investments at January 1	37,980	18,021
Cash and temporary cash investments at December 31	$ 204,231	$ 37,980
Supplemental cash flow information:
Cash paid during the year for:
Interest (net of amount capitalized)	$ 289,948	$ 259,389
Income taxes	--	81,099

ALLEGHENY ENERGY, INC.
Consolidated Balance Sheets
	As of December 31
(In thousands)	2002	2001 (Restated*)
ASSETS
Current assets:
Cash and temporary cash investments	$ 204,231	$ 37,980
Accounts receivable:
Billed:
Customer	316,260	344,539
Energy trading and other	93,700	44,611
Unbilled	166,055	169,612
Allowance for uncollectible accounts	(29,645)	(32,796)
Materials and supplies (at average cost):
Operating and construction	111,267	104,965
Fuel	74,768	82,390
Taxes receivable	185,691	103,105
Deferred income taxes	46,102	118,405
Commodity contracts	156,313	153,749
Other, including current portion of regulatory assets	129,871	133,202
	1,454,613	1,259,762
Property, plant, and equipment:
In service, at original cost	10,976,166	10,660,177
Construction work in progress	380,959	426,706
	11,357,125	11,086,883
Accumulated depreciation	(4,474,551)	(4,233,868)
	6,882,574	6,853,015
Investments and other assets:
Excess of cost over net assets acquired (Goodwill)	367,287	603,615
Benefit plans' investments	47,309	102,078
Unregulated investments	56,393	66,422
Intangible assets	38,648	43,045
Other	31,944	4,135
	541,581	819,295
Deferred charges:
Commodity contracts	1,055,160	1,375,561
Regulatory assets	558,811	594,182
Other	107,540	130,647
	1,721,511	2,100,390

Total assets	$10,600,279	$11,032,462

*The December 31, 2001 consolidated balance sheet has been restated to reflect certain reclassifications with respect to commodity contracts and related deferred income tax balances. These reclassifications had no effect on shareholders' equity cash flows or results of operations.

ALLEGHENY ENERGY, INC.
Consolidated Balance Sheets (continued)
	As of December 31
(In thousands)	2002	2001 (Restated*)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$ 1,131,966	$ 1,238,728
Long-term debt due within one year	257,200	353,054
Debentures, notes and bonds**	3,662,201	--
Accounts payable	380,019	368,148
Taxes accrued - other	97,049	99,393
Adverse power purchase commitments	19,064	24,839
Commodity contracts	191,186	370,252
Other, including current portion of regulatory liabilities	252,148	241,448
	5,990,833	2,695,862

Long-term debt and QUIDS	115,944	3,200,421

Deferred credits and other liabilities:
Commodity contracts	590,546	398,689
Unamortized investment credit	96,183	102,589
Deferred income taxes	1,079,151	1,278,248
Obligation under capital leases	39,054	35,309
Regulatory liabilities	111,967	108,055
Adverse power purchase commitments	236,147	253,499
Other	313,106	145,830
	2,466,154	2,322,219

Minority interest	21,841	29,991

Preferred stock of subsidiary	74,000	74,000

Stockholders' equity:
Common stock	158,261	156,596
Other paid-in capital	1,446,180	1,421,117
Retained earnings	357,889	1,152,487
Treasury stock	(411)	--
Accumulated other comprehensive loss	(30,412)	(20,231)
	1,931,507	2,709,969

Commitments and contingencies

Total liabilities and stockholders' equity	$10,600,279	$11,032,462

*The December 31, 2001, consolidated balance sheet has been restated to reflect certain reclassifications with respect to commodity contracts and related deferred income tax balances. These reclassifications had no effect on shareholders' equity, cash flows, or results of operations.

**Represents long-term debt that has been reclassified as a current liability due to violations of covenants related to financial reporting

.